Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the inclusion in this Registration Statement Form SB-2 of our report dated June 5, 2002 with respect to the consolidated financial statements of Airgate International Corp. and Subsidiaries as of and for the years ended February 28, 2002 and 2001 appearing in the Prospectus which is part of this registration statement.

/s/ Holtz Rubenstein & Co., LLP
    ---------------------------
    Holtz Rubenstein & Co., LLP


Melville, New York
February 28, 2003


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